UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 26, 2018

FreightCar America, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51237	25-1837219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 1300, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)

(800) 458-2235
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Section 1 Registrants Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2018, FreightCar America, Inc. (the “Company”), through its wholly owned subsidiary, FreightCar Alabama, LLC (“FreightCar Alabama”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Navistar, Inc. (“Navistar”) and its wholly owned subsidiary, International Truck and Engine Investments Corporation (“International Truck” and, together with Navistar, the “Sellers”), pursuant to which FreightCar Alabama agreed to acquire substantially all of the operating assets of the Sellers at Navistar’s facility in Cherokee, Alabama (the “Facility”), including the Sellers’ railcar business, and assume the lease for the Facility (the “Acquisition”). The purchase price payable by FreightCar Alabama for the Acquisition is $17,264,284 in cash, plus the value of the acquired inventory at closing, as provided in the Purchase Agreement.  The amount of the purchase price payable by FreightCar Alabama at closing will be offset by $24,130,000 payable by the Sellers to FreightCar Alabama in respect of future rent payments on the Facility.  Under the terms of the Purchase Agreement, Navistar has agreed, on behalf of itself and its subsidiaries, to not engage in the manufacture, distribution or sale of railcars, railcar parts or railcar components in the United States, Canada and Mexico for five years after the closing date of the Acquisition.  The Purchase Agreement includes customary representations, warranties and covenants of the parties. The Sellers and FreightCar Alabama have agreed to provide indemnification to the other parties with respect to their representations, warranties and covenants under the Purchase Agreement as well as for certain other specific matters as set forth in the Purchase Agreement, which indemnification is subject to specified limitations as set forth in the Purchase Agreement.

Under the terms of the Purchase Agreement, at the closing of the Acquisition, FreightCar Alabama will assume the Industrial Facility Lease, dated as of September 29, 2011, by and between Teachers’ Retirement Systems of Alabama and the Employees’ Retirement System of Alabama, as landlord, and Navistar, as tenant, for the Facility.  The Facility consists of approximately 700 acres of land and an approximately 2,150,000-square-foot manufacturing facility.  In addition, at the closing of the Acquisition, the parties will terminate the sublease pursuant to which FreightCar Alabama has subleased from Navistar a portion of the Facility since February 2013.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement to be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2018.

Section 2 Financial Information

Item 2.02. Results of Operations and Financial Condition.

On February 26, 2018, the Company issued a press release announcing its financial results for the fourth quarter of 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Exhibit 99.1 is being furnished under Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 8 Other Events

Item 8.01. Other Events.

On February 26, 2018, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of FreightCar America, Inc., dated February 26, 2018, relating to financial results.
99.2	Press release of FreightCar America, Inc., dated February 26, 2018, relating to the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FreightCar America, Inc.

Date: February 26, 2018	By:	/s/ Georgia L. Vlamis
Georgia L. Vlamis
Vice President, General Counsel, Corporate Secretary and Human Resources

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of FreightCar America, Inc., dated February 26, 2018, relating to financial results.
99.2	Press release of FreightCar America, Inc., dated February 26, 2018, relating to the Purchase Agreement.